EXHIBIT 10.3
GUARANTY OF LEASE

This Guaranty of Lease (this “Guaranty”) is made as of the 11th day of Septemer, 2009 by NATHAN’S FAMOUS, INC., a Delaware corporation, having an office at 1400 Old Country Road, Westbury, NY 11590 (the “Guarantor”), for the benefit of ONE-TWO JERICHO PLAZA OWNER, LLC, having an office at Two Jericho Plaza, Jericho, New York 11753 (“Owner”).

WITNESSETH:

WHEREAS, Owner and NATHAN’S FAMOUS SERVICES, INC., a Delaware corporation (“Tenant”), are concurrently with the execution and delivery of this Guaranty entering into a lease (“Lease”) for certain office space (the “Premises”) located in the building known as One Jericho Plaza, Jericho, State of New York, as more fully set forth in the Lease; and

WHEREAS, as a specific and material inducement to Owner to enter into the Lease with Tenant, knowing that Owner would not have entered into the Lease without, inter alia, the execution and delivery of this Guaranty, the Guarantor has agreed to execute and deliver this Guaranty; and

WHEREAS, the Guarantor is the parent of Tenant, and the Guarantor will derive a substantial benefit from the making of the Lease between Owner and Tenant; and

NOW, THEREFORE, in consideration of (i) Owner entering into the Lease with Tenant, and (ii) ten dollars ($10.00) paid by Owner to Guarantor, and (iii) for other good and valuable consideration, the receipt and sufficiency of all of the foregoing are hereby conclusively acknowledged, and in order to induce Owner to enter into the Lease, Guarantor hereby agrees as follows:

1.           Preambles.  The preambles set forth above are incorporated herein and made a part of this Guaranty as though set forth at length.

2.           Definitions.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Lease provided, however, that for the purpose of this Guaranty, the term “Lease” shall include all renewals, extensions, modifications, assignments, subleases, and amendments thereto.

3.           Scope of Guaranty.

(a)          (i) The Guarantor hereby unconditionally guarantees all sums due Owner under the Lease for Basic Rent and Additional Rent, however denominated (all of the foregoing sums being hereinafter individually and collectively referred to as “Obligations”).

(ii) Guarantor waives any right to require that any action be brought against Tenant or to require that resort be had to any security or to any other credit in favor of Tenant.

(iii) This is a payment guaranty.  Nothing herein contained is intended to diminish or waive any rights Owner may have at law or in equity under the Lease, the foregoing provision being intended to be in addition to and not in limitation of any other rights Owner may have at law or in equity under the Lease.

(iv)  Guarantor’s obligations under this Guaranty shall not be subject to offset, deduction, reduction, counterclaim of any kind, and Owner shall not be required to apply any portion of any security deposit or other collateral held by it to the reduction of the obligations and the amount of any security or other collateral applied by Owner shall not be credited to the benefit of the Guarantor.

4.            Guarantor’s Covenants.  Guarantor covenants and agrees that:

(a)           The liability of Guarantor is primary, shall not be subject to deduction for any claim of offset, counterclaim or defense which Tenant may have against Owner other than the defense of payment, and Owner may proceed against Guarantor separately or jointly, before, after or simultaneously with any proceeding against Tenant for default;

(b)           This Guaranty shall not be terminated or impaired in any manner whatsoever by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the Lease, by reason of summary or other proceedings against Tenant, or by reason of any extension of time or indulgence granted by Owner to Tenant;

(c)           Guarantor expressly waives any requirement of notice of nonpayment, nonperformance, or non observance, or proof of notice or demand;

(d)           This Guaranty shall be absolute and unconditional and shall remain and continue in full force and affect as to any renewal, extension, amendment, addition, assignment, sublease, transfer, or other modification of the Lease and during any period when Tenant is occupying the demised premises as a "statutory tenant";

(e)           This Guaranty shall in no way be affected, modified or diminished by reason of any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting Tenant; and

(f)           IN ANY ACTION OR PROCEEDING BROUGHT BY OWNER AGAINST GUARANTOR ON ACCOUNT OF THIS GUARANTY, GUARANTOR SHALL AND DOES HEREBY WAIVE TRIAL BY JURY.

5.            Miscellaneous:

(a)           Guarantor shall execute, acknowledge and deliver all instruments, and take all action as Owner, from time to time, may request for reasonably assuring to Owner the full benefits intended to be created by this Guaranty.

(b)           All of Owner's rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

(c)           All obligations and liabilities of Guarantor pursuant to this Guaranty shall be binding upon the successors, and assigns of Guarantor.

(d)           This Guaranty does not modify the terms of the Lease and nothing herein contained shall relieve Tenant from any liability thereunder.

(e)           If more than one person executes this Guaranty, or more than one person guarantees the Lease pursuant to separate instruments of guaranty, whether or not similar to this Guaranty, the liability of Guarantor and such other persons shall be joint and several.

(f)           All payments to be made and the obligations to be performed hereunder shall be paid or performed in the location for payment or performance (as applicable) as set forth in the Lease.  In addition to the Obligations, the Guarantor unconditionally agrees to pay the Owner’s collection expenses, including, without limitation, costs, disbursements and reasonable attorneys’ fees if Owner engages an attorney to enforce this Guaranty, including, but not limited to, enforcement by demand, negotiation, suit, or bankruptcy or other judicial proceedings.

(g)           This Guaranty shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to any principle of New York Law that would result in the selection or application of the law of any other jurisdiction.  Guarantor hereby expressly consents to the jurisdiction of the Courts of the County of Nassau (or any successor thereto) and the United States District Court for the Eastern District of New York with respect to any action or proceeding among Landlord, Tenant and/or Guarantor with respect to this Guaranty or any rights or obligations of any party pursuant to or in connection with this Guaranty, and Guarantor agrees that venue shall lie in Nassau County.  Guarantor further waives any and all rights to commence any such action or proceeding against Landlord before any other court.  Without limiting any other methods of obtaining jurisdiction, personal jurisdiction of the Guarantor in any action or proceeding may be obtained within and without the jurisdiction of any court located in the State of New York.

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the year and date first above written.

NATHAN’S FAMOUS, INC.

By:	/s/ Eric Gatoff
Name: Eric Gatoff
Title: Chief Executive Officer

STATE OF NEW YORK	)
) ss.:
COUNTY OF SUFFOLK	)

On the 11th day of September, in the year 2009, before me, the undersigned, a Notary Public in and for said state, personally appeared Eric Gatoff personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Mary Hyland
Notary Public

MARY HYLAND
Notary Public, State of New York
No. 01HY4824424
Qualified in Suffolk County
Commission Expires, May 31, 2010